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                                                                                                   EXHIBIT 11
                                                                                                   ----------


                                 TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                          EARNINGS (LOSS) PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE


                                                                    For Three Months Ended    For Six Months Ended
                                                                    ----------------------   ---------------------
                                                                     June 30      June 30     June 30     June 30
                                                                      2001         2000        2001        2000
                                                                    ---------    ---------   ---------   ---------
Income (loss) before cumulative effect of an accounting change..... $    (197)   $   1,296   $      33   $   1,746

Add: Interest, net of tax effect, on convertible
         debentures assumed converted..............................        --            2          --           2
                                                                    ---------    ---------   ---------   ---------
Adjusted income (loss) before cumulative effect
  of an accounting change..........................................      (197)       1,298          33       1,748
Cumulative effect of an accounting change..........................        --           --          --         (29)
                                                                    ---------    ---------   ---------   ---------
Adjusted net income (loss) in millions............................. $    (197)   $   1,298   $      33   $   1,719
                                                                    =========    =========   =========   =========


Diluted earnings (loss) per common and dilutive potential common share:
Weighted average common shares outstanding (in thousands).......... 1,735,623    1,712,756   1,735,086   1,708,716
  Weighted average dilutive potential common shares:
    Stock option and compensation plans............................        --       75,507      50,390      76,439
 Convertible debentures............................................        --        5,625          --       3,925
                                                                    ---------    ---------   ---------   ---------
Weighted average common and dilutive potential common shares....... 1,735,623    1,793,888   1,785,476   1,789,080
                                                                    =========    =========   =========   =========


Diluted earnings (loss) per common share:
  Income (loss) before cumulative effect of an accounting change... $   (0.11)   $    0.72   $    0.02   $    0.98
  Cumulative effect of an accounting change........................        --           --          --       (0.02)
                                                                    ---------    ---------   ---------   ---------
Net income (loss).................................................. $   (0.11)   $    0.72   $    0.02   $    0.96
                                                                    =========    =========   =========   =========



Basic earnings (loss) per common share:
Weighted average common shares outstanding (in thousands).......... 1,735,623    1,712,756   1,735,086   1,708,716
                                                                    =========    =========   =========   =========


Basic earnings (loss) per common share:
  Income (loss) before cumulative effect of an accounting change... $   (0.11)   $    0.76   $    0.02   $    1.02
  Cumulative effect of an accounting change........................        --           --          --       (0.02)
                                                                    ---------    ---------   ---------   ---------
Net income (loss).................................................. $   (0.11)   $    0.76   $    0.02   $    1.00
                                                                    =========    =========   =========   =========
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